Exhibit 99.1

Revised: March 15, 2019

Christopher M. Cashman

1502 East Grand Oak Lane
West Chester, PA 19380

Re:                             Severance Agreement and General Release

Dear Chris:

We thank you for your service to Marinus Pharmaceuticals, Inc. (the “Company”).  We are interested in resolving cooperatively your separation of employment with the Company, effective March 18, 2019 (the “Separation Date”), pursuant to Section 4(d) of your Amended and Restated Employment Agreement with the Company dated as of August 3, 2016 (the “Employment Agreement”).  Toward this end, we propose the following Severance Agreement, which includes a General Release (the “Agreement”).

You may consider until March 20, 2019 whether you wish to sign this Agreement.  However, you may not sign this Agreement prior to the Separation Date.  You are encouraged to review the proposed Agreement with your attorney.

1.                                      General Terms of Separation.  As noted above, whether or not you sign this Agreement:

(a)                                 Your last day of employment with the Company will be the Separation Date.  You will be paid your Base Salary up to and including the Separation Date.

(b)                                 You will resign from the Company’s Board of Directors effective as of the Separation Date.

(c)                                  You will be paid for accrued but unused vacation, floating holidays and personal days in accordance with Company policy.

(d)                                 You will be paid any Target Bonus you are eligible to receive for 2018, as set forth in Section 3(b) of the Employment Agreement

(e)                                  Your eligibility to participate in Company sponsored group health coverage (including medical, dental, vision and prescription) as an employee of the Company will end effective March 31, 2019.  However, you will be eligible to continue to participate in this health coverage in accordance with a federal law called the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), subject to COBRA’s terms, conditions and restrictions.

If you decide not to sign this Agreement, you will be responsible for paying the entire cost of this coverage.  However, if you sign and do not timely revoke this Severance Agreement, the Company will pay a portion of the premium you otherwise would be required to pay, as described below in Paragraph 2(b).

170 N. Radnor Chester Road Suite 250 | Radnor, PA 19087

Tel: (484) 801-4670 | Fax: (484) 801-4669

(f)                                   Your eligibility to participate in all other Company sponsored group benefits will end effective March 18, 2019.

(g)                                  You will be reimbursed for any expenses reasonably incurred in accordance with Section 3(e) of the Employment Agreement.

(h)                                 You are required to comply with Paragraphs 7, 8 and 9 below.

2.                                      Severance Benefits.

(a)                                 If you sign and do not timely revoke this Agreement, agreeing to be bound by the General Release in Paragraph 3 below and the other terms and conditions of this Agreement described below, the Company will provide you with the following Severance Benefits:

(i)                                     The Company will pay you the gross amount of Five Hundred Twenty Thousand Dollars ($520,000.00), less applicable taxes and withholdings, which is equal to twelve (12) months of your Base Salary as of the Separation Date (the “Severance Payment”).  This severance pay will be paid to you in regular installments for the period of twelve (12) months following the Separation Date in accordance with the Company’s regular payroll practices, with an accelerated payment of any balance upon the occurrence of a Change in Control (as defined in Section 4(h) of the Employment Agreement; hereinafter “Change in Control”); provided, however, that if a Change in Control occurs within three (3) months following the Separation Date, the Severance Payment shall increase to an amount equal to twenty-four (24) months of your current Base Salary and any amount of the Severance Payment that remains unpaid as of the date of the Change in Control shall be payable in a single lump sum payment.  The first payment of the Severance Payment will be made on the Company’s first payroll pay date that is at least ten (10) days after the expiration of the Revocation Period described in Paragraph 21 below, and such first payment shall be the aggregate amount of any payments that you would have received on or prior to the first payment date but for any delay resulting from the Revocation Period and the foregoing 10-day period following expiration of the Revocation Period.

(ii)                                  The Company will pay the same portion of the monthly premium for your continued participation in the Company’s group health coverage pursuant to COBRA through March 31, 2020, as if you were still employed by the Company (the “Benefits Payment”), provided that (i) you are eligible for and timely elect to receive COBRA coverage, and (ii) you pay the remaining portion of the premium on a timely basis; provided further, however, that if a Change in Control occurs within three (3) months following the Separation Date, the Benefits Payment shall be extended through March 31, 2021 (for the period from October 1, 2020 to March 31, 2021, the Benefits Payment shall be made directly to you in a monthly amount equal to the same portion of the monthly premium that the Company would have paid had you remained employed by the Company for that time period).  The Company’s payments under this Paragraph 2(a)(ii) will be made directly to the carrier, or by an expense reimbursement to you after evidence of payment is provided by you. Thereafter, your continued

participation in the Company’s group health coverage pursuant to COBRA shall be at your sole expense.

(iii)                               The Company will pay you the gross amount of Fifty Eight Thousand Three Hundred Dollars ($58,300.00), less applicable taxes and withholdings, which is equal to your Target Bonus (as set forth in Section 3(b) of the Employment Agreement) for 2019, prorated based on the number of weeks in 2019 during which you were employed by the Company (the “Prorated Bonus Payment”).  The Prorated Bonus Payment will be paid to you in a single lump sum payment on or before April 18, 2019.

(iv)                              The Company will accelerate the vesting of the following shares of the unvested (as of the Separation Date) portions of stock options granted to you (collectively, the “Accelerated Options”): (A) the remaining 27,272 shares of the stock option granted to you on or about August 3, 2016; (B) the remaining 39,277 shares of the stock option granted to you on or about January 17, 2017; and (C) 138,890 shares of the stock option granted to you on or about December 6, 2017 (for the avoidance of doubt, the other 152,776 shares of the stock option granted to you on or about December 6, 2017, that remain unvested as of the Separation Date, will be forfeited on the Separation Date in accordance with the terms of the Incentive Stock Option Agreement executed by you relating to such shares).  The Accelerated Options shall vest ten (10) days after the expiration of the Revocation Period described in Paragraph 21 below, and shall be exercisable pursuant to the terms and conditions of the applicable Incentive Stock Option Agreement and the Company’s 2014 Equity Incentive Plan; provided that the Company will extend the period during which you are able to exercise the Accelerated Options, and any other unexercised, vested stock options granted to you, until March 18, 2021, and provided that any incentive stock options that are so amended will become nonqualified stock options by reason of the extension of the exercise period.

(b)                                 You will not be eligible for the Severance Benefits described in this Paragraph 2 if you revoke this Agreement on a timely basis in accordance with Paragraph 21 below.  You also will not be eligible for the Severance Benefits described in this Paragraph 2 until: (i) the Company has received an executed copy of this Agreement; and (ii) you have returned all Company property and documents in accordance with Paragraph 9 below.

3.                                      General Release.

(a)                                 In exchange for the Company’s Severance Benefits described in Paragraph 2, you release and forever discharge, to the maximum extent permitted by law, the Company and each of the other “Releasees” as defined below, from any and all claims, causes of action, complaints, lawsuits, demands or liabilities of any kind (collectively “Claims”) as described below which you, your heirs, agents, administrators or executors have or may have against the Company or any of the other Releasees.

(b)                                 By agreeing to this General Release, you are waiving any and all Claims that can be waived, to the maximum extent permitted by law, which you have or may have against the Company or any of the other Releasees arising out of or relating to any conduct, matter, event or omission existing or occurring before you sign this Agreement, and any monetary or other personal relief for such Claims, including but not limited to the following:

(i)                                     any Claims having anything to do with your employment with the Company and/or any of its parent, subsidiary, related and/or affiliated companies;

(ii)                                  any Claims having anything to do with the termination of your employment with the Company and/or any of its parent, subsidiary, related and/or affiliated companies;

(iii)                               any Claims for severance, benefits, bonuses, commissions and/or other compensation of any kind;

(iv)                              any Claims for reimbursement of expenses of any kind;

(v)                                 any Claims for attorneys’ fees or costs;

(vi)                              any Claims under the Employee Retirement Income Security Act;

(vii)                           any Claims of discrimination and/or harassment based on age, sex, pregnancy, race, religion, color, creed, disability, handicap, failure to accommodate, citizenship, marital status, national origin, ancestry, sexual orientation, gender identity, genetic information or any other factor protected by Federal, State or Local law as enacted or amended (such as the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., Title VII of the Civil Rights Act of 1964, Section 1981 of the Civil Rights Act of 1866, the Americans with Disabilities Act, the Equal Pay Act, the Genetic Information Non-Discrimination Act and the Pennsylvania Human Relations Act) and any Claims for retaliation under any of the foregoing laws;

(viii)                        any Claims regarding leaves of absence including, but not limited to, any Claims under the Family and Medical Leave Act;

(ix)                              any Claims arising under the Immigration Reform and Control Act;

(x)                                 any Claims arising under the Uniformed Services Employment and Reemployment Rights Act or any state law governing military leave;

(xi)                              any Claims for violation of public policy;

(xii)                           any whistleblower or retaliation Claims;

(xiii)                        any Claims for emotional distress or pain and suffering;

(xiv)                       any Claims under the Employment Agreement; and/or

(xv)                          any other statutory, regulatory, common law or other Claims of any kind, including, but not limited to, Claims for breach of contract, libel, slander, fraud, wrongful discharge, promissory estoppel, equitable estoppel, invasion of privacy and misrepresentation.

(c)                                  Releasees.  The term “Releasees” includes:  the Company and any parent, subsidiary, related or affiliated companies of the Company, and each of their past and present employees, officers, directors, attorneys, owners, partners, insurers, benefit plan fiduciaries and agents, and all of their respective successors and assigns.

(d)                                 You represent and warrant that as of the date on which you execute this Agreement, you have not filed or assigned any Claims against any Releasee.

(e)                                  Known and Unknown Claims.  Please note also that this General Release includes all Claims known or unknown by you, those that you may have already asserted or raised as well as those that you have never asserted or raised.

(f)                                   For purposes of this Agreement, the term “General Release” shall refer to this Paragraph 3 and all of its subparagraphs.

4.                                      Non-Released Claims.  The General Release in Paragraph 3 above does not apply to:

(a)                                 Any Claims for vested benefits under any Company retirement, 401(k), profit-sharing or other deferred compensation plan;

(b)                                 Any Claims to require the Company to honor its commitments set forth in this Agreement;

(c)                                  Any Claims to interpret or to determine the scope, meaning, enforceability or effect of this Agreement;

(d)                                 Any Claims that arise after you have signed this Agreement;

(e)                                  Any Claims for worker’s compensation benefits, any Claims for unemployment compensation benefits, any Claims for statutory indemnity, and any other Claims that cannot be waived by a private agreement.

The General Release is subject to and restricted by your Retained Rights in Paragraph 5.

5.                                      Retained Rights.

(a)                                 Regardless of whether or not you sign this Agreement, nothing in this Agreement is intended to or shall be interpreted to restrict or otherwise interfere with your: (i) obligation to testify truthfully in any forum; (ii) right and/or obligation to contact, cooperate with, provide information to — or testify or otherwise participate in any action, investigation or proceeding of — any government agency or commission; or (iii) obligation to disclose any information or produce any documents as is required by law or legal process.

(b)                                 Further, the General Release in Paragraph 3 does not prevent you from contacting or filing a charge with any federal, state or local government agency or commission.  However, the General Release does prevent you, to the maximum extent permitted by law, from obtaining any monetary or other personal relief for any of the Claims you have released in Paragraph 3 with regard to any charge you may file or which may be filed on your behalf, subject to the provisions of Paragraph 5(c).

(c)                                  Nothing set forth in this Agreement is intended to prohibit you from reporting possible violations of federal, state or local law, ordinance or regulation to any governmental agency or entity, including, but not limited to, the Department of Justice, the U.S. Securities and Exchange Commission, the Congress and any agency Inspector General, or otherwise taking action or making disclosures that are protected under the whistleblower provisions of any federal, state or local law, ordinance or regulation, including, but not limited to, Rule 21F-17 promulgated under the Securities Exchange Act of 1934, as amended.  You are entitled to make reports and disclosures or otherwise take action under this Paragraph without prior authorization from or subsequent notification to the Company.  Similarly, nothing set forth in this Agreement limits your right to receive a monetary award for information provided to the U.S. Securities and Exchange Commission pursuant to Rule 21F-17 promulgated under the Securities Exchange Act of 1934, as amended.

6.                                      Adequacy of Consideration.  You acknowledge and agree that the Company’s Severance Benefits under Paragraph 2 above:

(a)                                 Are not required by any policy, plan or prior agreement;

(b)                                 Constitute adequate consideration to support your General Release in Paragraph 3 above; and

(c)                                  Fully compensate you for the Claims you are releasing.

For purposes of this paragraph, “consideration” means something of value to which you are not already entitled.

7.                                      Prohibition on Your Using or Disclosing Confidential Information.  You are prohibited from using or disclosing Confidential Information as defined in Section 5(a) of the Employment Agreement.  This prohibition is subject to and limited by your Retained Rights in Paragraph 5 above.

8.                                      Duty to Notify Chairman.  In the event you receive a request or demand, orally, in writing, electronically or otherwise, for the disclosure or production of Confidential Information, you must notify immediately the Company’s Chairman by calling him at the following phone number: (973) 464-1004.  Regardless of whether you are successful in reaching the Chairman by telephone, you also must notify him immediately in writing, via certified mail, at the Company’s office address.  A copy of the request or demand as well as any and all documents potentially responsive to the request or demand shall be included with the written notification.  You shall wait a minimum of ten (10) days (or the maximum time permitted by such legal process, if less) after sending the letter before making a disclosure or production to give the Company time to determine whether the disclosure or production involves confidential and/or proprietary information, in which event the Company may seek to prohibit and/or restrict the production and/or disclosure and/or to obtain a protective order with regard thereto.  This obligation is subject to and limited by your Retained Rights in Paragraph 5 above.

9.                                      Company Property and Documents.  Regardless of whether you sign this Agreement, and as a condition of receiving the Severance Benefits set forth in Paragraph 2 above:

(a)                                 You must return to Scott Braunstein, retaining no copies: (i) all Company property (including, but not limited to, office, desk or file cabinet keys, Company identification/pass cards, Company-provided credit cards and Company equipment, such as computers and prints outs); and (ii) all Company documents (including, but not limited to, all hard copy, electronic and other files, forms, lists, charts, photographs, correspondence, computer records, programs, notes, memos, disks, DVDs, etc.); and

(b)                                 You also must download all Company-related electronically stored information (including but not limited to emails) from any personal computer and/or other storage devices or equipment or personal email accounts and return all downloaded material or otherwise electronically stored information and completely remove all such electronically stored information from the hard drive of such personal computer and/or all other storage devices or personal email accounts.

10.                               Post-Termination Restrictions.  Regardless of whether you sign this Agreement, you remain legally bound by, and must comply with the terms, conditions and restrictions of, Sections 5 and 6 the Employment Agreement (relating to Non-Disclosure, Non-Competition and Inventions and Discoveries).

11.                               Non-Disparagement.  Subject to the Retained Rights set forth in Paragraph 5 above, you covenant and agree that you shall not in any form (including in writing, orally or electronically) or to any person or entity criticize, denigrate, or disparage any of the Releasees (as defined above), including, but not limited to, the Company’s officers, directors, stockholders, products, or business.  Likewise, the current members of the Company’s Board of Directors will not in any form (including in writing, orally or electronically) or to any person or entity criticize, denigrate, or disparage; you provided, however, that the Company shall not be responsible for any statements made by such individuals after their service on the Company’s Board of Directors ends.

12.                               Indemnification by Company.  The Company shall indemnify, defend, and hold you harmless to the fullest extent provided under the Bylaws of the Company or as required by applicable law.

13.                               Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of Pennsylvania.

14.                               Statement of Non-Admission.  Nothing in this Agreement is intended as or shall be construed as an admission or concession of liability or wrongdoing by the Company or any other Releasee as defined above.  Rather, the proposed Agreement is being offered for the sole purpose of settling cooperatively and amicably any and all possible disputes between the parties.

15.                               Interpretation of Agreement.  Nothing in this Agreement is intended to violate any law or shall be interpreted to violate any law.  If any paragraph or part or subpart of any paragraph in this Agreement or the application thereof is construed to be overbroad and/or unenforceable, then the court making such determination shall have the authority to narrow the paragraph or part or subpart of the paragraph as necessary to make it enforceable and the paragraph or part or subpart of the paragraph shall then be enforceable in its/their narrowed form.  Moreover, each paragraph or part or subpart of each paragraph in this Agreement is independent of and severable (separate) from each other.  In the event that any paragraph or part or subpart of any paragraph in this Agreement is determined to be legally invalid or unenforceable by a court and is not modified by a court to be enforceable, the affected paragraph or part or subpart of such paragraph shall be stricken from the Agreement, and the remaining paragraphs or parts or subparts of such paragraphs of this Agreement shall remain in full, force and effect.

16.                               Entire Agreement.  This Agreement constitutes the entire agreement between the parties and supersedes any and all prior representations, agreements, written or oral, expressed or implied, except for the following which survive the termination of your employment and are incorporated herein by reference: (a) Sections 5 and 6 of the Employment Agreement, and (b) any Incentive Stock Option Agreement (or other agreement pursuant to which you were granted an equity interest in the Company) between you and the Company.  This Agreement may not be modified or amended other than by an agreement in writing signed by the Chairman of the Company’s Board of Directors.

17.                               Acknowledgment.  You acknowledge and agree that, subsequent to the termination of your employment, you shall not be eligible for any payments from the Company or Company-paid benefits, except as expressly set forth in this Agreement.  You also acknowledge and agree that you have been paid for all time worked and have received all other compensation owed to you, except for any payments owed to you pursuant to Paragraph 1 which shall be paid to you regardless of whether you sign this Agreement.

18.                               Assignment.  This Agreement shall be binding upon and be for the benefit of the parties as well as your heirs and the Company’s successors and assigns.

19.                               Headings/Days.  The headings contained in this Agreement are for convenience of reference only and are not intended, and shall not be construed, to modify, define, limit, or expand the intent of the parties as expressed in this Agreement, and they shall not affect the meaning or interpretation of this Agreement.  All references to a number of days throughout this Agreement refer to calendar days.

20.                               Representations.  You agree and represent that:

(a)                                 You have read carefully the terms of this Agreement, including the General Release;

(b)                                 You have had an opportunity to and have been encouraged to review this Agreement, including the General Release, with an attorney;

(c)                                  You understand the meaning and effect of the terms of this Agreement, including the General Release;

(d)                                 You were given at least twenty-one (21) days following your receipt of this Agreement to determine whether you wished to sign this Agreement, including the General Release;

(e)                                  Your decision to sign this Agreement, including the General Release, is of your own free and voluntary act without compulsion of any kind;

(f)                                   No promise or inducement not expressed in this Agreement has been made to you;

(g)                                  You understand that you are waiving your Claims as set forth in Paragraph 3 above, including, but not limited to, Claims for age discrimination under the Age Discrimination in Employment Act (subject to the limitations in Paragraph 4 above and your Retained Rights in Paragraph 5 above); and

(h)                                 You have adequate information to make a knowing and voluntary waiver of any and all Claims as set forth in Paragraph 3 above.

21.                               Revocation Period.  If you sign this Agreement, you will retain the right to revoke it for seven (7) days.  If you revoke this Agreement, you are indicating that you have changed your mind and do not want to be legally bound by this Agreement.  The Agreement shall not be effective until after the Revocation Period has expired without your having revoked it.  To revoke this Agreement, you must send a certified letter to my attention at the following address:  170 N. Radnor Chester Rd. #250, Radnor, PA 19087.  The letter must be post-marked within seven (7) days of your execution of this Agreement.  If the seventh day is a Sunday or federal holiday, then the letter must be post-marked on the following business day.  If you revoke this Agreement on a timely basis, you shall not be eligible for the Severance Benefits set forth in Paragraph 2.

22.                               Offer Expiration Date.  As noted above, you may consider until March 20, 2019 whether you wish to sign this Agreement.  However, you may not sign this Agreement prior to the Separation Date.  Any changes that were made to this Agreement, whether material or immaterial, including those made at your request, do not restart the running of the consideration period.  If you do not sign this Agreement and return it to me on or before March 20, 2019, then this offer shall expire and you will not be eligible for the Severance Benefits set forth in Paragraph 2 above.

If you agree with the all of the terms of this Agreement, please sign below, indicating that you understand, agree with and intend to be legally bound by this Agreement, including the General Release, and return the signed Agreement to me.

Sincerely,

/s/ Tim M. Mayleben

Tim M. Mayleben, Director

UNDERSTOOD AND AGREED,
INTENDING TO BE LEGALLY BOUND:

/s/ Christopher M. Cashman
Christopher M. Cashman

March 18, 2019
Date